Exhibit 99.1

PRESS RELEASE

600 East Greenwich Avenue

West Warwick, Rhode Island 02893

For Immediate Release

Contact:	Albert W. Ondis	March 21, 2006
Joseph P. O’Connell
Astro-Med, Inc.
(401) 828-4000
www.astro-medinc.com

Astro-Med Announces 25% Dividend Increase

West Warwick, RI, March 21, 2006 -- Astro-Med, Inc. (NASDAQ:ALOT) announced that the Board of Directors, at their meeting on March 20, 2006, raised the quarterly cash dividend from $0.04 to $0.05 payable on April 3, 2006 to shareholders of record on March 24, 2006. The Company expects to maintain the cash dividend rate of $0.20 per share annually. Astro-Med, Inc. will release its 4th Quarter and annual financial results later today.

Astro-Med, Inc. is a leading manufacturer of high tech specialty printing systems, electronic medical instrumentation, and test and measurement instruments employed around the world in a wide range of industrial, scientific, and medical applications.

Safe Harbor Statement

This news release contains forward-looking statements, and actual results may vary from those expressed or implied herein. Factors that could affect these results include those mentioned in Astro-Med’s FY2005 annual report and its annual and quarterly filings with the Securities and Exchange Commission.